AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY   , 1994
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the registrant                   /X/
Filed by a party other than the registrant / /

Check the appropriate box:
/ / Preliminary proxy statement
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Lone Star Industries, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           Lone Star Industries, Inc.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    / /  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- - --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

    (3) Filing party:

- - --------------------------------------------------------------------------------

    (4) Date filed:

- - --------------------------------------------------------------------------------

- - ---------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO] LONE STAR INDUSTRIES, INC.
                                                        300 First Stamford Place
                                                                 P.O. Box 120014
                                                         Stamford, CT 06912-0014
                                                                    203-969-8600


                                                                    May 11, 1994

Dear Stockholder,

     On behalf of the Lone Star Board of Directors, I cordially invite you to attend Lone Star's 1994 Annual Meeting of Stockholders to be held on Thursday, June 9, 1994, commencing at 10:00 a.m. in the Marie Cole Auditorium of The Greenwich Library in Greenwich, Connecticut.

     The meeting will be Lone Star's first Annual Meeting since emerging from Bankruptcy in April of this year. The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting and Proxy Statement.

     On behalf of the Board of Directors, I urge you to read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return as soon as possible, even if you currently plan to attend the meeting. Your vote is important, regardless of the number of shares that you own; returning the enclosed proxy card will not prevent you from voting in person but will assure that your vote is counted even if you are unable to attend the meeting.

                                          Sincerely,



                                          David W. Wallace
                                          Chairman of the Board and
                                          Chief Executive Officer

                                     [LOGO]
                           LONE STAR INDUSTRIES, INC.
                           300 FIRST STAMFORD PLACE,
                               P. O. BOX 120014,
                            STAMFORD, CT 06912-0014

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Lone Star Industries, Inc., a Delaware corporation, will be held on Thursday, June 9, 1994 at 10:00 a.m. in the Marie Cole Auditorium of The Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut 06830. The purpose of the Annual Meeting is to consider and vote on the following matters:

Proposal 1.    To elect three directors for a three-year term ending in 1997.
Proposal 2.    To approve the Lone Star Industries, Inc. Management Stock
               Option Plan, as set forth and described in the attached Proxy
               Statement.
Proposal 3.    To approve the Lone Star Industries, Inc. Directors Stock Option
               Plan, as set forth and described in the attached Proxy Statement.
Proposal 4.    To approve the Employees Stock Purchase Plan, as set forth and described in the attached Proxy Statement.
Proposal 5.    To ratify the appointment by the Board of Directors of Coopers &
               Lybrand as auditors of the Company for 1994.

     Stockholders of record at the close of business on May 10, 1994, will be entitled to vote at the meeting and at any adjournment thereof.

                                          By Order of the Board of Directors,


                                          JOHN J. MARTIN,
                                          Senior Vice President, General
                                          Counsel and Secretary

May 11, 1994

                                   IMPORTANT

        IF YOU CANNOT ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                   [LOGO]
                           LONE STAR INDUSTRIES, INC.
                           300 FIRST STAMFORD PLACE,
                               P. O. BOX 120014,
                            STAMFORD, CT 06912-0014

                            ------------------------
                                PROXY STATEMENT
                                  MAY 11, 1994
                            ------------------------

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 9, 1994

     Lone Star Industries, Inc. ("Lone Star" or the "Company") emerged from Reorganization under Title 11 of the Federal Bankruptcy Code on April 14, 1994 pursuant to a Modified Amended Consolidated Plan or Reorganization ("Plan of Reorganization") confirmed by an order dated February 17, 1994 ("Confirmation Order") of the Bankruptcy Court supervising the Reorganization ("Bankruptcy Court"). During the Reorganization no meetings of stockholders were held and, consequently, the 1994 annual meeting will be the first meeting of stockholders since the annual meeting held on May 3, 1990.

     The enclosed proxy is solicited on behalf of the board of directors of Lone Star in connection with the annual meeting of stockholders to be held June 9, 1994, and has been mailed to you on or about May 13, 1994. Only stockholders of record at the close of business on May 10, 1994, will be entitled to notice of and to vote at this meeting. A record date stockholder list will be open to the examination of stockholders for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting, at the offices of Cummings & Lockwood, Two Greenwich Plaza, Greenwich, Connecticut. A stockholder executing and returning a proxy in the accompanying form has the power to revoke such proxy by written notice to the Secretary of Lone Star prior to the meeting or by attending the meeting and voting in person. All proxies properly executed and returned to Lone Star will be voted at the meeting.

     The common stock is entitled to be voted on all Proposals to be considered at the meeting. At May 10, 1994, there were outstanding 11,115,040 shares of common stock entitled to one vote on all Proposals. Neither the certificate of incorporation nor the by-laws of the Company provide for cumulative voting of stock.

     Concerning the vote required for Proposal 1, the nominees receiving the greatest number of votes, up to the number of directors to be elected, are elected directors. The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the meeting is required for approval of Proposals 2, 3, 4 and 5. Shares voted as abstaining will be counted as present and entitled to vote. Broker non-votes, if any, are not shares entitled to vote.

     The board of directors does not know of any matters which will come before the meeting other than those referred to in the foregoing Notice. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxy will vote thereon according to their discretion.

PROPOSAL 1. ELECTION OF DIRECTORS

     Pursuant to the Confirmation Order of the Bankruptcy Court the board of directors of the Company was reconstituted effective February 17, 1994. The present directors of Lone Star are as follows: Allen E. Puckett and David W. Wallace are Class I directors with terms expiring at the 1994 Annual Meeting of Stockholders; James E. Bacon and William M. Troutman are Class II directors with terms expiring at the 1995 Annual Meeting of Stockholders; and Theodore F. Brophy, Robert G. Schwartz and Jack R. Wentworth are Class III directors with terms expiring at the 1996 Annual Meeting of Stockholders. All of the foregoing persons had previously been directors of the Company except for Mr. Schwartz who became a director on the date of the Confirmation Order. On May 9, 1994 the board of directors nominated Arthur B. Newman for election as a Class I director at the 1994 Annual Meeting.

     Lone Star's Certificate of Incorporation provides for the division of the board of directors into three classes with the directors in each class serving for a term of three years. Each class of directors is to consist, as nearly as may be possible, of one third of the total number of directors constituting the entire board of directors.

     Since the terms of the directors of Class I expire at the 1994 annual meeting, three Class I directors are to be elected to serve until the 1997 annual meeting and until their successors are elected and qualified.

     The Company's by-laws provide that any stockholder may nominate a person for election to the board of directors at an annual meeting of stockholders only if written notice of such stockholder's intent to make such a nomination is delivered to the Secretary of the Company at its offices at 300 First Stamford Place, Stamford, Connecticut 06912-0014 not more than 65 days prior to the date of the annual meeting and not later than 10 business days after the giving of notice of such annual meeting to the stockholders; provided that, if less than 15 days notice of the annual meeting is given to stockholders, notice of a nomination must be delivered not later than the close of business on the fifth day preceding the meeting. Each notice must set forth (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of capital stock of the Company beneficially owned by the nominee, (d) any other information concerning the nominee that would be required under the rules and regulations of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee as a director, (e) a signed consent of the nominee to serve as a director, if elected, and (f) the name and record address of, and the class and number of shares of capital stock of the Company beneficially owned by, the stockholder making the nomination. The Company may require a nominee to furnish such other information as may reasonably be required to determine the eligibility of such nominee to serve as a director.

     Information concerning the nominees and the continuing members of the board of directors is set forth below. All of such persons are incumbent directors, except Arthur B. Newman who is a nominee, and hold no other positions with Lone Star, except David W. Wallace who is Chairman of the Board and Chief Executive Officer and William M. Troutman who is President and Chief Operating Officer.

     The persons named in the accompanying proxy intend to vote for the election as directors of Lone Star of the nominees named below. If, for any reason, any nominee becomes unavailable for election, the proxies solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors or the board of directors, at its option, may reduce the number of directors to constitute the entire board. The board of directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

NOMINEES FOR DIRECTOR--TERM TO EXPIRE 1997 (CLASS I)

     Arthur B. Newman, 50, is a nominee for election as a director. He has been a General Partner in The Blackstone Group, a private investment banking firm, since May, 1991. Previously, Mr. Newman was a Managing Director and head of the Restructuring and Reorganization Group of Chemical Bank from August 1989 and prior thereto was a Senior Partner at Ernst & Young.

     Allen E. Puckett, 74, has been a director since 1976 and is Chairman of the Audit Committee of the board. Since April 1987 he has been Chairman Emeritus of Hughes Aircraft Company, a manufacturer of aerospace and missile systems, data processing systems and industrial electronics equipment. From 1978 to 1987 he was Chairman of the Board and Chief Executive Officer of Hughes Aircraft Company. Dr. Puckett is also a director of General Dynamics Corporation and Logicon, Inc.

     David W. Wallace, 70, has been a director since 1970 and has served as Chairman of the Board and Chief Executive Officer of Lone Star since January 1991. He is also Chairman of the Executive Committee of the board. Mr. Wallace was Chairman of the Board and Chief Executive Officer of Todd Shipyards Corporation during the pendency of its Chapter 11 Bankruptcy case which began in 1987 and ended with approval of a plan of reorganization in late 1990. Prior to July 1984, he was Chairman of the Board and President, Bangor Punta Corporation, a diversified company whose operations included general aviation aircraft and law enforcement equipment. Since 1985, Mr. Wallace has been Chairman of the Board of FECO Engineered Systems, Inc., a manufacturer and engineer of high technology industrial ovens. Mr. Wallace was also Chairman of the Board of National Securities & Research Corporation, an advisor to a family of eleven mutual funds, from 1988 to 1993. He is Chairman of the Board of The Putnam Trust Company, and a director of Zurn Industries, Inc. and Holmes Protective Company.

CONTINUING DIRECTORS--TERM TO EXPIRE 1995 (CLASS II)

     James E. Bacon, 63, has been a director since 1992, having been elected by the board of directors, and is a member of the Executive, Audit and Compensation and Stock Option Committees of the board. He is a private investor and consultant. From 1986 to 1990, he was Executive Vice President and a Director of United States Trust Company, a bank holding company, and a Trustee of United States Trust Company of New York. Mr. Bacon was also a director of Todd Shipyards Corporation from September 1991 to June 1992 and a director of Prime Hospitality Corp. from July 1992 to January 1994. He is a trustee of Nuveen Select Tax-Free Income Portfolio and a trustee of the Federation of Protestant Welfare Agencies (N.Y.).

     William M. Troutman, 53, has been a director since 1992 having been elected by the board of directors, and is a member of the Executive Committee of the board. Since 1986, he has been President and Chief Operating Officer of Lone Star.

CONTINUING DIRECTORS--TERM TO EXPIRE 1996 (CLASS III)

     Theodore F. Brophy, 71, has been a director since 1992, having been elected by the holders of the cancelled $13.50 Cumulative Convertible Preferred Stock, and is a member of the Executive and Audit Committees of the board. He is a consultant and director of various companies. Until May 1988, Mr. Brophy was Chairman and Chief Executive Officer of GTE Corporation, a telecommunications company. In 1988, he was Chairman, United States Delegation to the World Administrative Conference on Space Communications. Mr. Brophy is also a director of Transcell Technologies Inc.

     Robert G. Schwartz, 66, has been a director since February 1994, having been elected pursuant to the Confirmation Order and is a member of the Executive and Compensation and Stock Option Committees of the board. Mr. Schwartz retired as Chairman of the Board of Directors, President and Chief Executive Officer of the Metropolitan Life Insurance Company in 1993, having held these positions since 1989. He has continued as a director of the Metropolitan Life Insurance Company, and is also a director of CS First Boston, Inc., COMSAT Corporation, Lowe's Companies, Inc., Mobil Corporation, Potlatch Corporation and The Reader's Digest Association, Inc., and a member of the Board of Trustees of the Consolidated Edison Company of New York. Mr. Schwartz is a member of the Business Council and a Trustee of the Committee for Economic Development.

     Jack R. Wentworth, 65, has been a director since 1992 and is Chairman of the Compensation and Stock Option Committee of the board. From 1984 to 1993 he was Dean of the Graduate School of Business at Indiana University and is now Arthur M. Weimer Professor of Business Administration. Professor Wentworth is also a director of Kimball International, Inc., Market Facts, Inc., Bank One Bloomington NA. and KPT Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has standing Audit, Compensation and Stock Option and Executive Committees of the board. Eight meetings of the board of directors, two meetings of the Audit Committee of the board and two meetings of the Compensation and Stock Option Committee of the board were held during 1993. No meeting of the Executive Committee of the board was held in 1993. Of the aggregate of (i) the total number of meetings of the board and (ii) the total number of meetings of all committees of the board on which a particular director served, all directors attended at least 90% of such meetings except Mr. Puckett who attended 70%.

     The functions of the Audit Committee are to recommend the principal auditors of Lone Star, to consult with the principal auditors with regard to the plan of audit, to review the report of audit and the accompanying management letter, to consult with the principal auditors with regard to the adequacy of internal controls, and to consult with Lone Star's internal auditors on the above matters.

     The functions of the Compensation and Stock Option Committee are to approve compensation arrangements for senior management and to approve and recommend to the board of directors the adoption of any compensation plans in which officers and directors are eligible to participate, and to grant stock options or other benefits under any such plans.

     The Executive Committee is empowered to exercise all of the authority of the board of directors, except that it does not have the power to rescind any action previously taken by the board of directors or to take certain actions enumerated in the Company's By-Laws (such as amend the Certificate of Incorporation, change the Company's dividend policy or adopt an agreement of merger or consolidation).

     Lone Star has no nominating committee of the board of directors or committee of the board performing a similar function.

EXECUTIVE COMPENSATION

     The following table shows compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ending December 31, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM COMPENSATION
                                                                                                 --------------------------------
                                                    ANNUAL COMPENSATION                                       AWARDS
                                           -------------------------------------                 --------------------------------
(A)                                           (B)         (C)           (D)            (E)             (F)              (G)
- - -----------------------------------------  ---------  -----------  -------------  -------------  ---------------  ---------------
NAME                                                                                  OTHER        RESTRICTED       SECURITIES
AND                                                                                  ANNUAL           STOCK         UNDERLYING
PRINCIPAL                                                                         COMPEN-SATION     AWARD(S)         OPTIONS/
POSITION                                     YEAR      SALARY($)     BONUS($)        ($)(1)            ($)            SARS(#)
- - -----------------------------------------  ---------  -----------  -------------  -------------  ---------------  ---------------
David W. Wallace,........................       1993  $   250,000           --             --              --               --
  Chairman of the Board of Directors and        1992      250,000           --             --              --               --
  Chief Executive Officer                       1991      250,000           --              *              --          100,000
William M. Troutman......................       1993      325,000           --             --              --               --
  President and Chief Operating Officer         1992      325,000           --             --              --               --
                                                1991      325,000           --              *              --               --
John J. Martin...........................       1993      250,000           --             --              --               --
  Senior Vice President, General Counsel        1992      250,000           --             --              --               --
  and Secretary                                 1991      250,000           --              *              --               --
Roger J. Campbell........................       1993      170,000           --             --              --               --
  Vice President--Cement Operations             1992      170,000           --             --              --               --
                                                1991      170,000           --              *              --               --
Pasquale P. Diccianni....................       1993      165,000           --             --              --               --
  Vice President--Cement Sales and              1992      165,000           --         32,573              --               --
  Aggregates                                    1991      165,000           --              *              --               --


                                              PAYOUTS
                                           -------------
(A)                                             (H)           (I)
- - -----------------------------------------  -------------  -----------
                                                              ALL
NAME                                                         OTHER
AND                                            LTIP         COMPEN-
PRINCIPAL                                     PAYOUTS       SATION
POSITION                                        ($)         ($)(2)
- - -----------------------------------------  -------------  -----------
David W. Wallace,........................             --        2,249
  Chairman of the Board of Directors and              --        2,189
  Chief Executive Officer                             --       *
William M. Troutman......................           --         2,249
  President and Chief Operating Officer             --         2,189
                                                    --        *
John J. Martin...........................           --         2,249
  Senior Vice President, General Counsel            --         2,189
  and Secretary                                     --        *
Roger J. Campbell........................           --         2,249
  Vice President--Cement Operations                 --         2,189
                                                    --        *
Pasquale P. Diccianni....................           --         2,249
  Vice President--Cement Sales and                  --         2,189
  Aggregates                                        --        *


- - ---------------

(1) Perquisites and other personal benefits were less than 10% of the total annual salary and bonus for 1992 and 1993 for each of the named executive officers except for Mr. Diccianni in whose case $18,782 was paid under an executive medical plan in 1992.

(2) Contributions by the Company on behalf of the named executive officers under the Savings Plan for Salaried Employees.

  * Under the transition rules of the Securities and Exchange Commission, no disclosure is required.

EMPLOYMENT AGREEMENTS AND PLANS

     David W. Wallace has an employment agreement with the Company pursuant to which he is employed as Chairman of the Board of Directors and Chief Executive Officer at a salary of $250,000 per annum and is eligible for an annual bonus in the discretion of the Compensation and Stock Option Committee of the board of directors. Either party may terminate the Employment Agreement upon six months notice to the other. As discussed below, the Company has applied to the Bankruptcy Court for approval to pay Mr. Wallace a confirmation bonus.

     William M. Troutman and John J. Martin also have employment agreements ("Agreements" or "Agreement") with the Company. Mr. Troutman's Agreement is for two years from August 20, 1992 (the "Initial Term") and Mr. Martin's Agreement is for two years from May 18, 1992 (the "Initial Term"). Both Agreements continue after the Initial Term until terminated by either party. In the event that Lone Star terminates an Agreement, other than for Cause (as defined therein), Lone Star is required to make a severance payment in an amount equal to the employee's salary for the period from the effective date of termination through the end of the Initial Term, or one year after the effective date of termination, whichever is greater. As compensation, Mr. Troutman and Mr. Martin shall continue to receive their present annual salaries of $325,000 and $250,000, respectively. As discussed below, the Company has applied to the Bankruptcy Court for approval to pay Mr. Troutman and Mr. Martin confirmation bonuses. Mr. Troutman and Mr. Martin will participate in any employee program established by Lone Star for its officers on the same terms and conditions as the other officers of Lone Star.

     In April 1994 the Bankruptcy Court granted an order respecting certain claims in the Reorganization Proceedings and certain death, disability and retirement benefits of Messrs. Troutman and Martin.

     Mr. Troutman is entitled to receive annual retirement benefits at age 65 of $225,000, including the benefits payable to him pursuant to the Salaried Employees Pension Plan and an annuity purchased by Lone Star for Mr. Troutman in 1989. If Mr. Troutman ceases full-time employment with the Company between ages 55 and 62, he may elect to receive his retirement benefits reduced by 5% for each year before age 62. Thereafter there will be no reduction. If Mr. Troutman is disabled at any time, the retirement benefits shall commence immediately. Upon his death the retirement benefits will be paid to his spouse until her death.

     Upon retirement, Messrs. Troutman and Martin, and their respective spouses, will be entitled to full payment for certain medical services and expenses pursuant to agreement between each of them and the Company which were approved and ratified by the Bankruptcy Court. These medical benefit payments are to be reduced by an annual deductible of $1,000 prior to age 65 and $750 thereafter, with a lifetime benefit limit for each person of $1,000,000. Upon retirement, Lone Star will also provide Messrs. Troutman and Martin retiree life insurance on the same basis as that presently in effect for Lone Star's salaried retirees. Mr. Martin will also be provided retirement benefits pursuant to an annuity purchased for him in 1989.

     In recognition of their significant contributions to the Reorganization, the Company, with the approval of the board of directors, has applied to the Bankruptcy Court for an order authorizing it to pay confirmation bonuses of $750,000 to Mr. Wallace; $450,000 to Mr. Troutman; $250,000 to Mr. Martin; $100,000 to Mr. Campbell; and $300,000 to other officers and employees. This matter is scheduled to be heard in June 1994 by the Bankruptcy Court.

     Because of the rejection and/or termination of employment agreements with officers during 1991 and to enable the Company to retain and, if necessary, to attract key personnel, the Bankruptcy Court entered an Order approving a separation pay and retention award plan (the "Plan") pursuant to which the Compensation and Stock Option Committee could designate certain key executive personnel for separation pay and retention payment awards. Nineteen (19) employees of the Company, including Messrs. Campbell and Diccianni and certain other executive officers but not including Messrs. Wallace, Troutman and Martin, were designated as such key employees (the "Key Employees").

     The Plan is comprised of two components.The first component provides the Key Employees with a supplement to Lone Star's Standard Severance Pay Program (described below) in the event of involuntary termination of their employment (the "Separation Payments"). The second component provided for payments to Key Employees which were designed to encourage such employees to remain with Lone Star throughout the Reorganization Proceedings (the "Retention Award") and in view of the effectiveness of the Plan of Reorganization such payments totaling $1,139,598.60 have been made to Key Employees, including $85,000 for Mr. Campbell and $82,500 for Mr. Diccianni, less applicable withholding. The Separation Payments are equal to three months base salary and would be provided to the Key Employees upon the occurrence of either of the following events which may occur on or after the effective date of the Plan of Reorganization and prior to February 17, 1995, the first anniversary of the confirmation of the Plan of Reorganization (i) discharge from employment for reasons other than Cause (as defined in the Plan); or (ii) termination of employment for Good Reason (as defined in the Plan). A Separation Payment has been made by the Company to only one Key Employee.

     The Separation Payments would be in addition to and concurrent with those provided under Lone Star's Standard Severance Payment Plan in the event of involuntary termination of salaried employees. Under the Standard Severance Payment Plan, those employees with less than five years service would receive a payment equal to four weeks salary. Those employees working for five years or more are entitled to severance payments equal to one week's salary for each year of service, up to a maximum of fifty two weeks.

     The Order of the Bankruptcy Court approving the Plan limited Retention and Separation Payments to an aggregate of $2,400,000.

     As part of its Plan of Reorganization, Lone Star and certain of its subsidiaries transferred to Rosebud Holdings, Inc. and its subsidiaries certain assets which have been determined in the Plan of Reorganization to be Non-Core Assets. It is intended that these Non-Core Assets be sold and that the proceeds therefrom be used to pay interest and reduce the principal on $138,118,000 of 10% Asset Proceeds Notes issued by Rosebud Holdings, Inc. and its subsidiaries pursuant to the Plan of Reorganization. Lone Star has guaranteed payment of up to $28,000,000 of the Asset Proceeds Notes. Lone Star has entered into a Management Services and Asset Disposition Agreement with Rosebud Holdings, Inc. and its subsidiaries pursuant to the Plan of Reorganization under which, among other things, it will make management personnel available to market and seek to dispose of the Non-Core Assets. In order to ensure that the values obtained for the Non-Core Assets are maximized, Lone Star has established the Lone Star Industries, Inc. Rosebud Incentive Plan ("Rosebud Plan"). The Rosebud Plan was approved by the Bankruptcy Court in the Confirmation Order. The Rosebud Plan provides that after payment of the Asset Proceeds Notes in full, a pool of 20% of the net proceeds from remaining Non-Core Asset dispositions, up to a maximum of $5,000,000, will be available for distribution among senior officers, senior management and other key employees of Lone Star and its affiliates to be selected by the Compensation and Stock Option Committee of Lone Star's Board of Directors. That Committee will also determine the amounts of the incentive awards. No individual may receive more than 15% of the aggregate funds awarded nor is an individual eligible to receive an incentive payment unless he or she is employed by Lone Star or an affiliate on the date(s) such payments are to be distributed. Mr. David W. Wallace, Chairman of the Board of Lone Star, is not eligible to receive incentive payments. As yet, no individuals have been designated by the Compensation and Stock Option Committee to participate in the Rosebud Plan.

     Directors who are not Lone Star employees are compensated for their services at an annual rate of $20,000 plus $1,000 for each board and board committee meeting attended, have rights pursuant to certain indemnification agreements, and are provided with $100,000 of life insurance. Such insurance continues for directors who leave the board of directors after five or more years of service as a director. In addition, directors who are not Lone Star employees and who have five or more years of service as a director are entitled to receive annual payments of $15,000 for ten years, commencing on the earlier of the director's death (in which case payments are to be made to his beneficiary) or his leaving the board of directors. Except for Messrs. Troutman and Wallace, no director is an employee of Lone Star. Mr. Wallace, having served more than five years as a non-employee director, is entitled to receive $15,000 for ten years upon his retirement from the board. In 1988, Lone Star deposited $1,500,000 into a bank trust fund to provide for payment of these annual payments and claims under the directors' indemnification agreements; however, the rights of directors to such payments are not limited by the amount of money in this fund. At December 31, 1993 the balance in this fund was $1,386,748 and eight persons were receiving payments under the directors retirement program.

                                 STOCK OPTIONS

     The following information is provided concerning Stock Option Plans of Lone Star in effect on December 31, 1993 but which were terminated and all options outstanding thereunder were cancelled pursuant to the Plan of Reorganization effective April 14, 1994.

     Lone Star had 1982, 1986, 1987, 1988 and 1989 Stock Option Plans, all of which were approved by the stockholders. These Plans were substantially identical. Under the 1982, 1986, 1987, 1988 and 1989 Plans 550,000, 700,000,
700,000, 750,000 and 1,000,000 shares of common stock, respectively, were reserved for issuance and options for approximately 2,902,197 shares remained available for grant at December 31, 1993. All options granted under these Plans were granted at a price equal to the fair market value of Lone Star common stock on the date of grant (except for options granted to Mr. David W. Wallace at a price higher than the market value on the date of grant). No options were granted during 1991, 1992 and 1993 under these Plans except for the options granted to Mr. Wallace.

     The following table shows as of December 31, 1993 the number of shares subject to options outstanding under all stock option plans, and the exercise prices and the expiration dates of such options. The closing price for the old Common Stock on New York Stock Exchange on that date was $2.00.


 NUMBER OF SHARES     OPTION
    SUBJECT TO       EXERCISE           OPTION
OUTSTANDING OPTIONS    PRICE        EXPIRATION DATE
- - -------------------  ---------  -----------------------
         76,000      $  34.875  February 18, 1997
         43,506         35.625  February 24, 1997
        103,735         24.00   October 20, 1997
         89,000         28.50   February 18, 1998
        163,750         29.00   December 13, 1998
         94,750         13.50   February 15, 2000
        100,000          5.00   January 17, 2001


     The following table provides information on option exercises in fiscal 1993 by executive officers named in the Summary Compensation Table. No exercisable options were in the money at December 31, 1993. The Company has no outstanding stock appreciation rights.

                    AGGREGATED OPTION EXERCISES IN LAST YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                                  VALUE OF
                                                                                                                 UNEXERCISED
                                                                                                                IN-THE-MONEY
                                                                         NUMBER OF UNEXERCISED                  OPTIONS/SARS
                                       SHARES                                 OPTIONS/SARS                     AT FISCAL YEAR
                                      ACQUIRED           VALUE           AT FISCAL YEAR-END (#)                    END ($)
                                     ON EXERCISE       REALIZED     --------------------------------  ------------------------------
     NAME                                 #                $        EXERCISABLE     UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
- - --------------------------------  -----------------  -------------  -----------  -------------------  --------------   -------------
David W. Wallace................              0        $       0       100,000                0          $       0        $        0
William M. Troutman.............              0                0       283,592                0                  0                 0
John J. Martin..................              0                0        87,702                0                  0                 0
Roger J. Campbell...............              0                0        16,000                0                  0                 0
Pasquale P. Diccianni...........              0                0        16,000                0                  0                 0



PROPOSAL 2. APPROVAL OF LONE STAR INDUSTRIES, INC. MANAGEMENT STOCK OPTION PLAN

     The board of directors of Lone Star adopted the Lone Star Management Stock Option Plan ("Management Plan") on March 10, 1994 subject to approval by the stockholders. This action was taken in order to provide the officers and key management of Lone Star following the Reorganization with an increased incentive to make significant contributions to the performance and growth of Lone Star and its subsidiaries, to increase stock ownership of employees, and to attract and retain employees of exceptional ability. As discussed below, grants of options under the Management Plan will be made in the discretion of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee has not made a determination as to the grant of options under the Management Plan and no recommendation relating thereto has been made to that Committee. Accordingly, no information can be given as to the number of options which may be granted during 1994.

     The following summary is intended to describe certain important features of the Management Plan. The Management Plan is set forth in full in Appendix A to this proxy statement, and such summary is qualified in its entirety by reference to the terms of the Management Plan.

     Administration. The Management Plan shall be administered by the Compensation and Stock Option Committee of Lone Star's board of directors. This Committee shall have authority in its discretion to, among other things, (i) grant options under the Management Plan, (ii) select employees to receive options, and (iii) determine the number of options to be granted to each employee.

     Eligibility and Participation. The class of employees eligible to receive stock options under the Management Plan are officers and other key management employees, including those named in the Summary Compensation Table, who shall be selected by the Committee from those employees who, in the opinion of the Committee, are in positions which enable them to make significant contributions to the performance and growth of Lone Star and its subsidiaries.

     Determination of Option Price. The option price of a share of common stock covered by each stock option shall be determined by the Committee but shall not be less than the fair market value of a share of Lone Star's common stock on the date of grant of such stock option. Such fair market value shall be the average of the high and low prices of a share of common stock in New York Stock Exchange composite market transactions on the date of the grant of the stock option.

     Stock Options. Subject to adjustment, the aggregate number of shares of Lone Star common stock which may be issued under options and which shall be reserved for purposes of the Management Plan shall be 700,000. Stock options to purchase full shares of common stock of Lone Star may at the discretion of the Committee be Incentive Stock Options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code")).

     Option Agreements. Each stock option shall be evidenced by an option agreement containing such terms and conditions, consistent with the provisions of the Management Plan, as the Committee shall from time to time determine. Such terms and conditions, at the discretion of the Committee, may include, without limitation, provisions with respect to the time or times at which the stock option is exercisable, the effect of termination of employment upon right of exercise, the manner of exercise of such stock option, and payment of income tax withholding requirements in connection with the exercise of a Non-Incentive Stock Option.

     Option Term. The term within which each stock option is exercisable shall be for such period as the Committee may determine, but such term shall not exceed a period of ten years in the case of Incentive Stock Options and ten years and one day in the case of Non-Incentive Stock Options from the date of grant of an option.

     Adjustments Upon Changes in Capitalization. In the event of changes in Lone Star's common stock by reason of stock dividends, stock-splits, recapitalization, mergers, consolidations, combinations or exchanges of shares and the like, the maximum number of shares of common stock and the number of shares and option price per share of all stock subject to outstanding options shall be adjusted as necessary to maintain the proportionate interests of the options and preserve, without exceeding, the value of the options.

     Limit on Value of Stock Options. The aggregate fair market value (determined as of the time the options are granted) of common stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. There is no such limit on value with respect to Non-Incentive Stock Options.

     Termination of Employment. During its term, an option may be exercised both while the holder thereof continues to be an employee and during the three month period following termination of employment. Such three month period shall be one year in the case of disability or of death.

     Suspension, Termination and Amendment. The Management Plan provides that the board of directors may suspend or terminate the Management Plan and amend any of its provisions; provided, however, that, the board may not, without approval by the stockholders, amend the Management Plan if such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, the Delaware General Corporation Law or, with respect to Incentive Stock Options, Section 422 of the Code, or any applicable rules of the National Association of Security Dealers, Inc. or the New York Stock Exchange or any successor provisions.

     Tax Consequences. Under the Code, if shares are issued to a holder upon exercise of an Incentive Stock Option, no liability for Federal Regular Tax (as defined in Section 26(b) of the Code) will result to the holder at the time of grant or exercise of the option. If the holder makes no disposition of the acquired shares within two years from date of grant and one year from date of exercise of the option, the gain or loss which is recognized on subsequent disposition of such shares for purposes of the Regular Tax will be treated as long-term capital gain or loss. Under such circumstances, Lone Star will not be entitled to any deduction for Federal income tax purposes.

     If a holder sells any shares obtained on the exercise of an Incentive Stock Option within two years from date of grant or one year from date of exercise of the option, the holder will be subject to Regular Tax at ordinary income rates on a portion of the sale proceeds equal to the difference between the fair market value of the acquired shares on the date of exercise and the option price. Any excess of the sale price over the fair market value on the date of exercise will be subject to Regular Tax as a capital gain. If the shares are sold at a price less than the fair market value on the date of exercise but greater than the option price, then the amount of ordinary income will be limited to the difference between the sales price and the option price. Under the circumstances described in this paragraph, Lone Star will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income recognized by the holder (unless Section 162(m) of the Code applies, in which event all or a portion of the deduction could be disallowed).

     For purposes of computing a holder's Alternative Minimum Taxable Income under Section 56 of the Code, Incentive Stock Options are treated as Non-Incentive Stock Options (discussed in the next paragraph).

     A holder who is granted a Non-Incentive Stock Option will not realize any taxable income upon the grant of the option. Upon exercise of the option, the excess of the fair market value of the shares on the date the option is exercised over the option price will be taxable as ordinary income to the holder. Federal income tax up to a maximum of 28% of any gain taxed as ordinary income plus appropriate state taxes must be paid as withholding tax at the time such ordinary income is recognized by the holder in connection with exercise of a Non-Incentive Stock Option. In that event, Lone Star will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income recognized by the holder (unless Section 162(m) of the Code applies, in which event all or a portion of the deduction could be disallowed).

     At a holder's election, payment of income tax withholding requirements in connection with the exercise of a Non-Incentive Stock Option may be made by Lone Star withholding or a holder delivering shares of Lone Star common stock, valued at fair market value. (If a holder uses appreciated Lone Star common stock to satisfy the withholding obligation, the holder will recognize taxable gain in an amount equal to the difference between the fair market value of the stock and the holder's tax basis.) The stock option agreements provide that the election (which is irrevocable, subject to the Committee's approval of the right which can be withdrawn by the Committee) must be made either at least six months prior to the date the stock option exercise becomes taxable, or during a ten day "window period" beginning on the third day following the public release of any of Lone Star's quarterly or annual summary earnings statements prior to the date the stock option exercise becomes taxable.

     Term. The Management Plan will expire by its terms on March 10, 2004.

     The favorable vote of a majority of the shares represented at the meeting will be necessary for approval of the Management Plan.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                "FOR" APPROVAL OF THE LONE STAR INDUSTRIES, INC.
                          MANAGEMENT STOCK OPTION PLAN

PROPOSAL 3. APPROVAL OF LONE STAR INDUSTRIES, INC. DIRECTOR'S STOCK OPTION PLAN

     The board of directors of Lone Star adopted the Lone Star Industries, Inc. Directors Stock Option Plan ("Directors Plan") on March 10, 1994, subject to approval by the stockholders. This action was taken in order to attract ownership in Lone Star by outside directors of Lone Star whose continued services are considered essential to Lone Star's growth and progress, and to provide them with a further incentive to continue as directors. Subject to approval by stockholders, it is expected that options to purchase 4,000 shares of common stock will be granted to directors under the Directors Plan during 1994.

     The following summary is intended to describe certain important features of the Directors Plan. The Directors Plan itself is set forth in full in Appendix B to this proxy statement, and such summary is qualified in its entirety by reference to the terms of the Directors Plan.

     Participation in the Directors Plan. Each non-employee member of the board of directors shall be a participant in the Directors Plan. No person who is also an employee of Lone Star or one of its subsidiaries shall be a participant except with respect to any option received prior to becoming an employee.

     Stock Options. Commencing in 1994 and continuing each year thereafter, each director who was not an employee of Lone Star or one of its subsidiaries during the six month period preceding the date options are distributed shall receive, on the first business day following the final adjournment of Lone Star's annual meeting of stockholders, an option to purchase 1,000 shares of Lone Star's common stock, provided there is a sufficient number of shares available; otherwise the number of shares subject to such option shall be prorated among the eligible directors. Subject to adjustment, the aggregate number of shares of Lone Star common stock which may be issued under options and which shall be reserved for purposes of the Directors Plan shall be 50,000.

     Determination of Option Price. The option price of a share of common stock covered by each stock option shall be the fair market value of a share of Lone Star's common stock on the date of the grant of such stock option. Such fair market value shall be the average of the high and low prices of a share of common stock in New York Stock Exchange composite market transactions on the date of the grant of the stock option. In no event shall the purchase price be less than the par value of the shares.

     Option Term. Stock options shall be exercisable for ten (10) years from the date of distribution.

     Adjustments Upon Changes in Capitalization. In the event of changes in Lone Star's common stock by reason of stock dividends, stock split, recapitalization, mergers, consolidations, or exchange of shares and the like, the maximum, number of shares of common stock subject to this plan and the number of shares and option price per share of all stock subject to outstanding options shall be adjusted as shall be necessary to maintain the proportionate interests of the options.

     Term. The Directors Plan will expire by its terms on March 10, 2004.

     The favorable vote of a majority of the shares represented at the meeting will be necessary for approval of the Directors Plan.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                "FOR" APPROVAL OF THE LONE STAR INDUSTRIES, INC.
                          DIRECTORS STOCK OPTION PLAN

PROPOSAL 4. APPROVAL OF EMPLOYEES STOCK PURCHASE PLAN

     The board of directors of the Company adopted the Employees Stock Purchase Plan ("Stock Purchase Plan") on March 10, 1994 subject to approval by the stockholders. The purposes of the Stock Purchase Plan are to provide eligible employees with an opportunity to become shareholders of the company, and to assist them in their long-range savings program. Participation in the Stock Purchase Plan is voluntary and accordingly, no information can be given as to levels of compensation under the Stock Purchase Plan during 1994.

     The following summary is intended to describe certain important features of the Stock Purchase Plan. The Stock Purchase Plan itself is set forth in full in Appendix C to this proxy statement, and such summary is qualified in its entirety by reference to the terms of the Stock Purchase Plan.

     Under the Stock Purchase Plan, eligible employees may elect to purchase shares of common stock of the Company by means of a payroll deduction system. An employee may authorize monthly payroll deductions in amounts not less than 2% and not more than 6% of base pay. The Company contributes 25% of such deduction and promptly forwards the total amount to a broker for credit to the account of the employee maintained by the broker. The broker then purchases shares of the Company's common stock and upon such purchase the employee acquires immediate full ownership of the shares purchased for the account of the employee. The Company pays all brokerage commissions on purchases of securities under the Stock Purchase Plan.

     All regular full-time salaried employees and eligible hourly employees of the Company and of participating subsidiaries who have attained majority are eligible to participate in the Stock Purchase Plan at their election. As of December 31, 1993, approximately 518 employees including the executive officers listed in the Summary Compensation Table were eligible to participate in the Stock Purchase Plan.

     The Company reserves the right to discontinue use of its payroll deduction facilities for this purpose at any time such action is deemed advisable in its judgment, and it also reserves the right to amend or discontinue the Stock Purchase Plan at any time. Any such amendment or termination will not result in the forfeiture of any funds deducted from the pay of any participant, or of any shares or fractional interest in shares purchased for the participant, or of any dividends or other distribution in respect of such shares, effective before the effective date of amendment or termination of the Stock Purchase Plan.

     The number of shares purchased by the broker with funds of the Stock Purchase Plan depends upon the market price of common stock at the time such purchases are made. Such purchases are allocated by the broker, at the average cost thereof, to the individual accounts established for participants, in proportion to the respective amount received for each participant's account.

     All purchases are made in accordance with certain conditions imposed on the broker by the Securities and Exchange Commission which are designed to guard against undue impact on the market price of the Company's common stock by reason of purchases made pursuant to the Stock Purchase Plan.

     At the time of purchase each participant for whose account funds were received immediately acquires full ownership of all shares and of any fractional interest in shares purchased for such participant's account. All shares are registered in the name of the broker and remain so registered until delivery is requested. A participant may request that a certificate for any or all full shares be delivered to the participant at any time. Although the participant may not assign or hypothecate an interest in the Stock Purchase Plan as such, upon purchase of shares under the Stock Purchase Plan such shares may be sold, assigned, hypothecated or otherwise dealt with as would be the case with respect to any other shares of the Company a participant might own. No person has any rights under the Stock Purchase Plan or under any contract in connection therewith to create any lien on any shares of common stock purchased under the Stock Purchase Plan.

     A participant's account is credited with all dividends paid in respect of full shares and any fractional interest in shares held in the participant's account. Cash dividends are reinvested in common stock as promptly as practicable following receipt thereof by the broker unless the participant instructs the broker to the contrary.

     A participant may instruct the broker at any time to sell any or all full shares and the fractional interest in any shares allocable to the participant's account. Upon such sale the broker will mail the participant a check for the proceeds, less a brokerage commission and any transfer taxes which are payable by the participant.

     The broker delivers to each participant as promptly as practicable all notices of meetings, proxy statements and other material distributed by the Company to its stockholders. The full shares of stock in each participant's account will be voted in accordance with the participant's proxy instructions duly delivered to the broker.

     The Company has designated Merrill Lynch, Pierce, Fenner & Smith, Incorporated, a member of the New York Stock Exchange, as the broker, to open and maintain an account in the name of each participant to make purchases of shares of common stock of the Company on the New York Stock Exchange.

     The Company contribution is treated as "earned income" to the employee under present U.S. tax law. Consequently, the Company withholds federal income taxes (and state and local taxes where applicable) from each participant's actual salary. Hence, when a participant authorizes a deduction of a specific amount, more than that amount will actually be withheld from the participant's salary to cover the withholding taxes due on the Company contribution. Any dividends on all shares purchased for a participant's account under the Stock Purchase Plan and any gain on a participant's sale of shares purchased under the Stock Purchase Plan are also subject to income tax. For purposes of determining taxable gain or loss on sales of shares purchased under the Stock Purchase Plan, the cost will be the purchase price of such shares, including the portion of the purchase price contributed by the Company.

     The favorable vote of a majority of the shares represented at the meeting will be necessary for approval of the Stock Purchase Plan.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                "FOR" APPROVAL OF THE LONE STAR INDUSTRIES, INC.
                         EMPLOYEES STOCK PURCHASE PLAN

                              OTHER BENEFIT PLANS

SALARIED EMPLOYEES PENSION PLAN

     In 1984 Lone Star terminated its Retirement Plan for Salaried Employees and established the Lone Star Industries, Inc. Salaried Employees Pension Plan with the same type of benefits as the terminated plan. All benefits earned under the provisions of the terminated plan became fully vested and guaranteed annuity contracts were purchased to cover such benefits.

     The following table shows the estimated annual benefits payable upon retirement to persons in specified compensation and years of credited service classifications under the Salaried Employees Pension Plan:


                                             ESTIMATED ANNUAL PENSION BENEFIT PAYABLE AT NORMAL RETIREMENT
                                                    ASSUMING THE FOLLOWING YEARS OF CREDITED SERVICE
                                        ------------------------------------------------------------------------
    ASSUMED AVERAGE
    ANNUAL COMPENSATION                    10         15          20           25           30           35
- - --------------------------------------  ---------  ---------  -----------  -----------  -----------  -----------
$125,000..............................  $  18,900  $  27,800  $    36,800  $    45,800  $    54,800  $    63,700
150,000...............................     23,000     33,900       44,900       55,900       66,800       77,800
175,000...............................     27,100     40,000       53,000       65,900       78,900       91,800
200,000...............................     31,200     46,100       61,100       76,000       90,900      105,800
250,000...............................     39,400     58,300       77,200       96,100      115,000      133,900
300,000...............................     47,700     70,500       93,400      116,300      139,100      162,000
350,000...............................     55,900     82,700      109,600      136,400      163,200      190,100
400,000...............................     64,100     94,900      125,700      156,500      187,300      218,100

     The compensation covered by the Plan includes base pay, subject to ERISA limitations of $228,860 for 1992, $235,840 for 1993 and $150,000 for 1994. Base
pay is shown in the second column of the Summary Compensation Table.

     The years of Credited Service for Roger J. Campbell, Pasquale P. Diccianni, John J. Martin, William M. Troutman and David W. Wallace are 8, 29, 14, 11 and 3, respectively.

     The benefits shown in this table are payable for the lifetime of the individuals. The benefits shown are payable without reduction at age 62 or later, and are not subject to any deductions or offsets. However, ERISA currently limits benefits payable at age 65 to $115,641 for 1993 and $118,800 for 1994.

REPORT AND PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of Lone Star's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, that might incorporate future filings, including the Company's Annual Report on Form 10-K for 1993, in whole or in part, the following Report and Performance Graph shall not be incorporated by reference into any such filings.

                         REPORT OF THE COMPENSATION AND
                STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     Since December 10, 1990, the Company has been in reorganization under Chapter 11 of the Federal Bankruptcy Code. Under a January, 1991 Order of the Bankruptcy Court handling the Company's bankruptcy, all employee related agreements (except for indemnification arrangements) between the Company and its employees, in existence at the time of the filing for Bankruptcy, were terminated (including the Company's Supplemental Retirement Plan which covered designated key executives of the Company). The Bankruptcy Court also ordered, that prior to implementing any agreement with an employee earning in excess of $100,000 per year, the Company is to submit the terms of such agreement to the official committees involved in the Company's bankruptcy. The Company's Plan of Reorganization was confirmed on February 17, 1994 and became effective on April 14, 1994.

     The Board of Directors of the Company has a Compensation and Stock Option Committee, the present members of which are Messrs. Jack R. Wentworth (Chairman), James T. Bacon and Robert G. Schwartz. Under the By-Laws of both old Lone Star and reorganized Lone Star and pursuant to Resolutions of the Board of Directors, the Compensation Committee is authorized to (i) approve and/or recommend to the Board of Directors compensation arrangements for senior management, (ii) adopt compensation plans in which Officers and Directors are eligible to participate and (iii) grant stock options and any other benefits under the Company's stock option plans. There have been two meetings of the Compensation and Stock Option Committee since the Company's filing for bankruptcy one on March 1, 1993 and another on November 11, 1993.

     The compensation and terms of employment of Messrs. David W. Wallace, Chairman of the Board and Chief Executive Officer, William M. Troutman, a Director and President and Chief Operating Officer and John J. Martin, Senior Vice President, General Counsel and Secretary are covered by separate employment contracts entered into (and prior to fiscal 1993) subsequent to the Company's bankruptcy, after approval by the Board of Directors of the Company and by Orders of the Bankruptcy Court. These agreements are still in effect.

     There has been no change in the compensation of David W. Wallace, the Chairman of the Board of Directors and Chief Executive Officer of the Company since January 1991 when the employment contract between him and the Company became effective.

     Further, no executive officer of the Company has received an increase in salary since the December 1990 commencement of the bankruptcy proceedings (except for one officer who was promoted to a position of increased responsibility and in connection with such promotion was granted a salary increase by the Board of Directors).

     In 1992 the Board of Directors and the Bankruptcy Court approved a Severance Pay and Retention Award Plan covering certain designated executives (not including Messrs. Wallace, Martin and Troutman). In March 1994 the Board of Directors approved the payment, subject to Bankruptcy Court approval, of bonuses for seven senior executives of the Company including, Messrs. Wallace ($750,000), Troutman ($450,000) and Martin ($250,000). Four other executives are to receive bonuses of $100,000 each. These bonuses were approved by the Board of Directors in recognition of the significant contribution of the executives involved to the successful completion of the Company's bankruptcy proceedings. A Bankruptcy Court hearing on the application to pay these bonuses has been scheduled for June, 1994.

     The Stock Option Plans in existence at the time of the Company's filing for Bankruptcy (which were approved by shareholders) were terminated on the February 17, 1994 confirmation of the Company's Plan of Reorganization and new Stock Option Plans (consisting of a plan for options for up to 700,000 shares of Common Stock, to be granted to executives, and a plan for options for up to 50,000 shares of Common Stock, to be granted to Directors) were approved as part of the Plan of Reorganization. The Company intends to seek ratification of those Plans at the 1994 meeting of shareholders. It is expected that grants under the Stock Option Plan to executives will be made by the then members of the Compensation and Stock Option Committee of the Board of Directors, subject to the ratification of the Plan at the 1994 Annual Meeting of Stockholders. The grant of Stock Options under the Directors' plan to incumbent Directors are automatic.

     When the present Compensation and Stock Option Committee considers executive compensation, it will be guided by the experience of the executive involved, the performance of the Company and the executive's expected contribution to that performance and compensation arrangements in businesses similar to that of the Company. If appropriate in the judgment of the Committee, recommendations of a compensation consulting firm will be sought in connection with the determination of executive compensation.

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

MEMBERS OF THE COMPENSATION AND STOCK OPTION COMMITTEE

Jack R. Wentworth (Chairman)
James E. Bacon
Robert G. Schwartz

                               PERFORMANCE GRAPH
                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                       LONE STAR, S&P 500, AND PEER GROUP

     Set forth below is a line graph comparing the cumulative total return on the Company's (LCE) old common stock against the cumulative total return of Standard & Poor's 500 and a Peer Group for the period of five years commencing December 31, 1988 and ending December 31, 1993. On April 14, 1994, the Company's old common stock was cancelled and new common stock issued.





                      [ PERFORMANCE GRAPH ]



  1988       1989       1990       1991       1992       1993
- - ---------  ---------  ---------  ---------  ---------  ---------
  $100.00  $   68.13  $   10.22  $   13.63  $   10.71  $    7.79
  $100.00  $  131.49  $  127.32  $  166.22  $  179.15  $  197.05
  $100.00  $  107.95  $   77.10  $   84.25  $  100.97  $  131.89

     Assumes $100 invested at the close of trading on December 31, 1988 in Lone Star's common stock, S&P 500, and a Peer Group. The five year returns for the Company, the S&P 500 and Peer Group assume reinvestment of dividends and were sourced from Frank Russell Company and were computed from Value Line, Inc.'s Cement and Aggregates Industry Data Base. The Peer Group is comprised of eight cement and aggregates companies: CalMat Co., Dravo Corp., Florida Rock Industries, Inc., Lafarge Corp., Medusa Corporation, Southdown, Inc., Texas Industries, Inc. and Vulcan Materials Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     On the effective date of the Plan of Reorganization, April 14, 1994, all preferred stock and all old common stock of Lone Star was cancelled, annulled and extinguished. Pursuant to the Plan of Reorganization the holders of old common stock receive (a) .032441 of a share of new common stock and (b) .165413 of a warrant to purchase one share of new common stock for each share of cancelled old common stock. In addition, unsecured creditors of Lone Star receive a distribution of shares of new common stock depending on the amount of their allowed claims. As a result of these actions the following tables are based on reports received by the Company from the distribution agent and transfer agent indicating the ownership or right to ownership of new common stock and warrants issued as a result of the Plan of Reorganization as of April 14, 1994.

     (a) The following table sets forth information concerning the persons or group of persons who owned of record or, to the Company's knowledge, have the right to acquire ownership of more than 5% of the outstanding new common stock and warrants of Lone Star.


                           NAME AND ADDRESS OF                                NUMBER       NUMBER        PERCENT
                           BENEFICIAL OWNERS(1)                              OF SHARES   OF WARRANTS   OF CLASS(2)
- - --------------------------------------------------------------------------  -----------  -----------  -------------
Metropolitan Life Insurance Company and Metropolitan Insurance and Annuity    1,807,572     891,609          16.9%
  Company
  One Madison Avenue
     New York, NY 10010
The TCW Group, Inc. and Affiliates (3)                                        1,897,514(4)          0        11.9%(4)
  18th Floor
     865 South Figueroa St.
     Los Angeles, CA 90071


- - ---------------

(1) Scope Industries, 233 Wilshire Boulevard, Suite 790, Santa Monica, CA 90401 reported in Schedule 13D filings that it owned in excess of 5% of the outstanding old common stock prior to its cancellation.

(2) The Percent of Class is based on the 12,000,000 shares of new common stock and the 4,003,333 warrants to purchase shares of new common stock being issued under the Plan of Reorganization.

(3) TCW Special Credits, an affiliate of The TCW Group, Inc. serves as general partner of various limited partnerships and investment advisor of various funds and third party accounts with power to vote and direct the disposition of shares of common stock of Lone Star owned by such limited partnerships, funds and third party accounts. TCW Asset Management Company, a subsidiary of The TCW Group, Inc. is the managing general partner of TCW Special Credits. The TCW Group, Inc. may be deemed to be a beneficial owner of such shares for purposes of the reporting requirement of the Securities Exchange Act of 1934; however, The TCW Group Inc. and its affiliates expressly disclaim beneficial ownership of these shares.

(4) Does not include 105,685 shares of new common stock to be issued upon allowance of certain claims in the Reorganization.

     (b) The following table sets forth information pertaining to Lone Star new common stock and warrants owned by the directors and executive officers named in the Summary Compensation Table and by all directors and executive officers of Lone Star as a group as of April 14, 1994 and as of May 9, 1994 by Mr. Arthur B. Newman a nominee for election as a director.

     Except as noted, each such person or group has sole voting and investment power as to shares and warrants owned:


                           NAME OF INDIVIDUAL OR                                NUMBER        NUMBER           PERCENT
                             IDENTITY OF GROUP                                 OF SHARES    OF WARRANTS      OF CLASS(2)
- - ----------------------------------------------------------------------------  -----------  -------------  -----------------
James E. Bacon..............................................................          16            83            *
Theodore F. Brophy..........................................................           0             0            *
Arthur B. Newman............................................................           0             0            *
Allen E. Puckett............................................................         185           413            *
Robert G. Schwartz..........................................................           0             0            *
William M. Troutman.........................................................         105           538            *
David W. Wallace(5).........................................................         152           777            *
Jack R. Wentworth...........................................................           6            33            *
Roger J. Campbell...........................................................         167             0            *
Pasquale P. Diccianni.......................................................         633           663            *
John J. Martin..............................................................         492           418            *
All Directors, Nominee for Director and Executive
Officers as a group (15 persons)............................................       2,398         2,943            *

- - ---------------

        * Represents less than 1% of the outstanding shares of Lone Star common stock and warrants to purchase Lone Star common stock.

      (5) Does not include 16 shares and 83 warrants of Mr. Wallace's wife as to which he disclaims beneficial ownership.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     As authorized by the stockholders at the 1988 Annual Meeting, Lone Star has entered into indemnification agreements with Mr. John J. Martin, an executive officer, and each of the directors named in this Annual Report except Mr. Robert
G. Schwartz. The Company intends to enter into an indemnification agreement with Mr. Robert G. Schwartz and, if elected a director, with Mr. Arthur B. Newman.

     The provisions of each indemnification agreement provide for indemnification to the fullest extent permitted by law. They cover all amounts paid in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or otherwise (a "proceeding"), related to the fact that such director or officer is or was a director, officer, employee, agent or fiduciary of Lone Star or is or was serving at the request of Lone Star in any capacity with another entity, or by reason of anything done or not done by such director or officer in any such capacity.

     Indemnification would not, however, be available if a person or body appointed by Lone Star's Board of Directors who is not a party to the proceeding for which indemnification is sought and who may be or consist of one or more members of the Board (or, under certain circumstances discussed below, independent legal counsel) determines that such indemnification is not permitted under applicable law and such determination is not successfully challenged before a court. A director's or officer's rights under the indemnification agreement are not exclusive of any other indemnity rights; however, the agreements prevent double payment.

     The indemnification agreements provide for the prompt advancement of expenses incurred in connection with any proceeding and obligate the director or officer to reimburse Lone Star for amounts so advanced if it is subsequently determined that the director or officer is not entitled to indemnification. The indemnification agreements further provide that the director or officer is entitled to indemnification for, and advancement of, expenses incurred in any proceeding seeking to collect from Lone Star an indemnity claim or advancement of expenses under the indemnification agreements, Lone Star's By-Laws or otherwise, or in seeking to recover under a directors' and officers' liability insurance policy, whether or not the director or officer is successful. Pursuant to the indemnification agreements all legal actions brought against the director or officer by or in the right of Lone Star must be brought within a period of two years from the date of the accrual of such actions (or any shorter period that would otherwise be applicable), after which period any such cause of action will be extinguished.

     After a change in control (as defined) of Lone Star not approved by Lone Star's board of directors, all determinations to be made by or on behalf of Lone Star regarding a director's or officer's right to indemnification and to the advancement of expenses are required to be made by independent legal counsel to be selected by the director or officer and approved by the board. In the event of a potential change in control (as defined) of Lone Star, the director or officer may require Lone Star to establish a trust for such director's or officer's benefit and to fund such trust in an amount sufficient to cover reasonably anticipated costs in connection with any claims.

     Pursuant to the Plan of Reorganization, Lone Star assumed, to the extent such obligations have not been rejected prior to Confirmation, all obligations relating to indemnification and exculpation of Lone Star, and its subsidiaries and affiliates, respective present or former directors, officers, employees, fiduciaries, agents or controlling persons as arise under applicable laws or as provided in any of (i) Lone Star's Restated Certificate of Incorporation, (ii) Lone Star's by-laws, (iii) any agreement with Lone Star or (iv) the certificate of incorporation, by-laws or similar documents or agreements of any of Lone Star's subsidiaries, all as in effect prior to or as of the Effective Date, and in each case with respect to matters occurring on or prior to the Effective Date.

     Also pursuant to the Plan of Reorganization, all of Lone Star's present and former officers and directors (collectively, the "Released Parties") were discharged and released from any and all claims asserted or assertable by any person arising in any way out of such person's relationship with or work performed for Lone Star on or prior to the Effective Date; except, however, that
(i) the foregoing discharge and release only applies to those claims for which the Released Parties are entitled to indemnification by Lone Star pursuant to applicable laws or as provided in any of (a) Lone Star's Restated Certificate of Incorporation, (b) Lone Star's by-laws, (c) any agreement with Lone Star, or (d) the certificates of incorporation, by-laws or similar documents or agreements of any of Lone Star's subsidiaries, all as in effect prior to or as of the Effective Date, and in each case with respect to matters occurring on or prior to the Effective Date, and (ii) the discharge and release does not apply to (a) any of Lone Star's present officers or directors who were released prior to the Effective Date by order of the bankruptcy court and as to such individuals, the terms of their respective releases shall govern, (b) any of Lone Star's present officers or directors who are the subject of a proceeding to recover property or money commenced by Lone Star prior to the Effective Date, or (c) any claims asserted or assertable by or against any of Lone Star's present or former officers or directors in the following litigations pending in the United States District Court for the District of Connecticut: (1) Cohn v. Lone Star Industries, Inc., et al., Civ. No. B-89-617 (JAC), and (2) Garbarino, et ano. v. Stewart, et al., Civ. No. B-90-631 (JAC).

     Mr. Robert G. Schwartz, a director of Lone Star, was formerly Chairman of the Board of Directors, President and Chief Executive Officer of the Metropolitan Life Insurance Company ("MetLife") and continues as a director of MetLife. In connection with Lone Star's reorganization, MetLife filed claims for approximately $1,120,000 due to the rejection by Lone Star of a lease for office space in Houston, Texas and, with an affiliate, for approximately $50,000,000 outstanding principal amount of

Lone Star's defaulted 9.50% Promissory Notes due 1991. These claims have been allowed and paid in accordance with the terms of the Plan of Reorganization. MetLife was also the holder of 275,000 shares of Lone Star's $13.50 Cumulative Convertible Preferred Stock which has been cancelled as of the effective date of the Plan of Reorganization and for which shares of new common stock and warrants to purchase new common stock are being issued to MetLife in accordance with the terms of the Plan of Reorganization.

     Mr. Arthur B. Newman, a nominee for election as a director of Lone Star, is a General Partner in The Blackstone Group. Pursuant to an Order of the Bankruptcy Court, Lone Star and its subsidiaries in Reorganization employed The Blackstone Group as financial advisor during the Reorganization. Fees paid to The Blackstone Group were in accordance with the Order.

PROPOSAL 5. RATIFICATION OF APPOINTMENT OF AUDITORS

     The board of directors has recommended that stockholders ratify its appointment of Coopers & Lybrand as principal independent auditors of the Company for the year ending December 31, 1994. Coopers & Lybrand has performed the annual audits of the Company's accounts for many years. A representative of Coopers & Lybrand is expected to be present at the meeting to respond to any questions stockholders may have concerning the audited financial statements of the Company and to make a statement, if he so desires.

     The board of directors recommends a vote FOR ratification of the appointment of Coopers & Lybrand as principal independent auditors for 1994. If ratification is not approved, the board of directors will reconsider its appointment of Coopers & Lybrand.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone or personal interviews.

     The Company has engaged the services of Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. The fee of such firm will be $7,500 plus expenses.

PROPOSALS FOR 1995 ANNUAL MEETING

     It is expected that the 1995 Annual Meeting of Stockholders will be held on May 18, 1995 in accordance with the by-laws of the Company. Consequently, stockholder proposals intended to be presented at that Meeting should be received at the Company's offices at 300 First Stamford Place, Stamford, Connecticut 06912-0014, attention of the Corporate Secretary, no later than December 19, 1994 (120 days prior to the estimated mailing date) for eligibility for inclusion in the 1995 Annual Meeting Proxy Statement and form of proxy.

                                          By Order of the Board of Directors,


                                          JOHN J. MARTIN
                                          Senior Vice President, General
                                          Counsel and Secretary

May 11, 1994

                                                                      APPENDIX A

            LONE STAR INDUSTRIES, INC. MANAGEMENT STOCK OPTION PLAN

1. PURPOSE

     The purpose of the Lone Star Industries, Inc. Management Stock Option Plan (the "Plan") is, by the means of stock options, to provide officers and key management, professional and technical employees ("Employees") of Lone Star Industries, Inc. (the "Company") and its present and future subsidiaries (within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code")), with an increased incentive to make significant contributions to the performance and growth of the Company and its subsidiaries, to increase stock ownership of Employees, and to attract and retain Employees of exceptional ability.

2. ADMINISTRATION

     (a) The Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") appointed by the Board of Directors consisting of two or more members of the Board each of whom shall be a disinterested person within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act").

     (b) The Committee shall have full and complete authority in its discretion, but subject to the provisions of the Plan: to authorize the grant of options under the Plan; to select those Employees to be granted stock options under the Plan; to determine the number of stock options to be granted to an Employee; to determine the time or times at which such options shall be granted; to establish the terms and conditions to be contained in option agreements under the Plan; to remove any restrictions and conditions upon such stock options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for administration of the Plan.

     (c) All decisions of the Committee pursuant to the provisions of the Plan, all determinations and selections made by the Committee pursuant to such provisions and related orders and resolutions of the Board shall be final and conclusive.

3. ELIGIBILITY AND PARTICIPATION

     The class of employees eligible to receive stock options under the Plan are officers and other key management, professional and technical employees who shall be selected by the Committee from those employees who, in the opinion of the Committee, are in positions which enable them to make significant contributions to the performance and growth of the Company and its subsidiaries.

4. STOCK OPTIONS

     Stock options to purchase full shares of common stock, par value $1 per share ("Common Stock"), of the Company may at the discretion of the Committee be Incentive Stock Options (as defined in Section 422 of the Code) or Non-Incentive Stock Options or both. Incentive Stock Options and Non-Incentive Stock Options are sometimes hereinafter collectively referred to as "stock options" or "options".

5. DETERMINATION OF OPTION PRICE

     The option price of a share of Common Stock covered by each stock option shall be determined by the Committee but shall not be less than the fair market value of a share of Common Stock on the date of grant of such stock option. Such fair market value shall be the average of the high and low prices of a share of Common Stock in New York Stock Exchange composite market transactions, as reported by The Wall Street Journal, on the date of grant of the stock option.

6. OPTION TERM

     The term within which each stock option is exercisable shall be for such period as the Committee may determine, but such term shall not exceed a period of ten years in the case of Incentive Stock Options and ten years and one day in the case of Non-Incentive Stock Options from the date of grant of an option.

7. OPTION AGREEMENTS

     Each stock option shall be evidenced by an option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Such terms and conditions, at the discretion of the Committee, may include, without limitation, provisions with respect to the time or times at which the stock option is exercisable, the effect of termination of employment upon right of exercise, the manner of exercise of such stock option, the payment for Common Stock either with other shares of Common Stock or with cash or with both, and payment of income tax withholding requirements in connection with the exercise of a Non-Incentive Stock Option by the Company withholding or an Employee delivering shares of Common Stock.

8. DATE OF GRANT

     The date of grant of a stock option shall occur when the granting of the stock option is authorized by the Committee, or such later date as may be specified by the Committee in such authorization.

9. LIMIT ON VALUE OF INCENTIVE STOCK OPTIONS

     The aggregate fair market value (determined as of the time the option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans of the Company or any subsidiary of the Company which provide for the granting of Incentive Stock Options) shall not exceed $100,000.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of changes in the Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the maximum number of shares of Common Stock subject to the Plan and the number of shares and option price per share of all stock subject to outstanding options shall be adjusted by the Committee as shall be necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of the options.

11. TERMINATION OF EMPLOYMENT

     During its term, an option may be exercised both while the holder thereof continues to be an Employee and during the three month period following termination of employment. Such three month period shall be one year in the case of disability (within the meaning of Section 22(e)(3)of the Code) or of death.

12. TRANSFERABILITY OF OPTIONS

     Options under the Plan shall not be assignable or transferable, or subject to encumbrance or charge of any nature, otherwise than (i) by will or the laws of descent and distribution; (ii) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; and (iii) to members of the Employee's immediate family (i.e., the Employee's children, grandchildren and spouse), or to one or more trusts for the benefit of such immediate family members, or partnerships in which such family members are the only partners, provided that any such transfer shall be permitted only if: (1) the option holder does not receive any consideration for such transfer, (2) written notice of such proposed transfer and the details thereof shall have been furnished to the Committee, and(3) the stock option agreement with respect to the options being transferred (including any amendment thereof), which shall have been approved by the Committee, expressly permits such transfer. Any options transferred to such immediate family members, trusts or partnerships will continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer. Any transfer in violation of this paragraph shall be void and of no effect. Unless transferred in accordance with this paragraph, a stock option may be exercised, during the lifetime of the Employee to whom such stock option was granted, only by such Employee.

13. AMENDMENT AND TERMINATION

     The Board of Directors of the Company may at any time and from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board of Directors may not amend the Plan without the approval of the Company's shareholders if such approval is required to comply with Rule 16b-3 under the 1934 Act or the Delaware General Corporation Law or, with respect to Incentive Stock Options, Section 422 of the Code, or any applicable rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange or any successor provisions. No such amendment, suspension or termination may, without the consent of the Employee to whom an option shall theretofore have been granted, adversely affect the rights of such Employee under such option.

14. COMMON STOCK RESERVED FOR PLAN

     Subject to adjustment as provided in Section 10 hereof, the aggregate number of shares of Common Stock which may be issued under options and which shall be reserved for purposes of the Plan shall be 700,000. Authorized but unissued shares or treasury shares or both may be utilized for purposes of the Plan. Such number of reserved shares shall be reduced if and to the extent that treasury shares rather than authorized but unissued shares of Common Stock shall be utilized for purposes of the Plan. If any stock option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares under such option shall again become available for purposes of the Plan.

15. USE OF COMMON STOCK FOR INCOME TAX WITHHOLDING REQUIREMENTS

     Any option granted hereunder may provide, at the discretion of the Committee, for appropriate arrangements for the satisfaction by the Company and the Employee of all federal, state, local or other income tax withholding requirements applicable to the exercise of the option. Such arrangements may include, in the Committee's discretion, the right of the Employee to require the Company to withhold in the form of shares of Common Stock from any transfer of shares of Common Stock to an Employee in connection with the exercise of an option or to receive transfers of shares of Common Stock from the Employee in connection with the exercise of an option.

16. MISCELLANEOUS PROVISIONS

     (a) Nothing in the Plan or in any stock option granted pursuant to the Plan shall confer on any Employee the right to continue in the employ of the Company or any of its subsidiaries or affect in any way the right of the Company or any such subsidiary to terminate such Employee's employment at any time.

     (b) The grant of stock options under the Plan shall not confer upon any Employee any of the rights of a stockholder until due exercise of the Employee's stock option and until the Employee shall have received a certificate or certificates therefor.

     (c) No option may be exercised with respect to a fractional share.

17. DURATION OF PLAN

     The Plan shall expire on the tenth anniversary of the earlier of the approval by the Board or the stockholders of the Company unless earlier terminated, and no stock option shall be granted after expiration or termination but stock options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

18. SECTION 16(B) COMPLIANCE.

     It is the intention of the Company that the Plan shall comply in all respects with Rule 16b-3 under the 1934 Act and, if any Plan provision is later found not to be in compliance with Section 16 of the 1934 Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers subject to Section 16 of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants.

19. EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of April 14, 1994, subject to approval thereof by not less than a majority of the shares of voting stock represented at a duly held meeting of stockholders of the Company.

                                                                      APPENDIX B

             LONE STAR INDUSTRIES, INC. DIRECTORS STOCK OPTION PLAN

1. PURPOSE

     The purpose of the Lone Star Industries, Inc. Directors Stock Option Plan (the "Plan") is, by the means of stock options, to encourage ownership in Lone Star Industries, Inc. (the "Company") by outside directors of the Company whose continued services are considered essential to the Company's growth and progress and to provide them with a further incentive to continue as directors of the Company.

2. ADMINISTRATION

     (a) The Plan shall be administered by the board of directors of the Company (the "Board").

     (b) Grants of options under the Plan and the amount and nature of such grants shall be automatic in accordance with Section 4 hereof.

     (c) All decisions of the Board pursuant to the provisions of the Plan shall be final and conclusive.

3. PARTICIPATION IN THE PLAN

     Each non-employee member of the Board shall be a participant in the Plan. No person who is also an employee of the Company or one of its subsidiaries shall be a participant except with respect to any options received prior to becoming such an employee.

4. STOCK OPTIONS

     Each director who was not an employee of the Company or one of its subsidiaries during the six month period preceding the date options are distributed shall receive on the first business day following the final adjournment of the Company's Annual Meeting of Stockholders during the term of the Plan an option to purchase 1,000 shares of the Company's common stock, par value $1 per share ("Common Stock"), provided there is a sufficient number of shares available; otherwise the number of shares shall be prorated.

5. DETERMINATION OF OPTION PRICE

     The option price of a share of Common Stock covered by each stock option shall be the fair market value of a share of Common Stock on the date of grant of such stock option. Such fair market value ("Fair Market Value") shall be the average of the high and low prices of a share of Common Stock in New York Stock Exchange composite market transactions, as reported by The Wall Street Journal, on the date of grant of the stock option. In no event shall the purchase price be less than the par value of the shares.

6. OPTION TERM

     The term within which each stock option is exercisable shall be ten years from the date of distribution of an option. No option shall be exercised prior to six months after the date on which the option was distributed. While an optionee is a director of the Company and in the case of an optionee who ceases to be a director of the Company by reason of retirement, full and complete disability, or death, an option may be exercised prior to its expiration only by the optionee or, in the case of death, by the executor or administrator of optionee's estate or by a person who acquired the right to exercise such option by bequest or inheritance. All option privileges continue for five(5) years after retirement, full and complete disability or death, but not after the expiration of the option term. Otherwise, an option may only be exercised within the ninety day period after an optionee ceases to be a director of the Company.

7. OPTION AGREEMENTS

     Each stock option shall be evidenced by an option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Board shall from time to time determine.

8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of changes in the Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the maximum number of shares of Common Stock subject to the Plan and the number of shares and option price per share of all stock subject to outstanding options shall be adjusted as necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of the options.

9. TRANSFERABILITY OF OPTIONS

     Options under the Plan shall not be assignable or transferable, or subject to encumbrance or charge of any nature, otherwise than by will or the laws of descent and distribution. A stock option may be exercised, during the lifetime of a director to whom such stock option was granted, only by such director.

10. AMENDMENT AND TERMINATION

     The Board may at any time and from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board may not amend the Plan without the approval of the Company's stockholders if such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or the Delaware General Corporation Law or any applicable rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange; and provided further, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder. No such amendment, suspension or termination may, without the consent of a director to whom an option shall theretofore have been granted, adversely affect the rights of such director under such option.

11. COMMON STOCK RESERVED FOR PLAN

     Subject to adjustment under Section 8, the aggregate number of shares of Common Stock which may be issued under options and which shall be reserved for purposes of the Plan shall be 50,000. Authorized but unissued shares or treasury shares or both may be utilized for purposes of the Plan. Such number of reserved shares shall be reduced if and to the extent that treasury shares rather than authorized but unissued shares of Common Stock shall be utilized for purposes of the Plan. If any stock option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares under such option shall again become available for purposes of the Plan.

12. PAYMENT

     (a) Payment for all shares shall be made in cash or with Common Stock or a combination of both delivered at the time that an option, or any part thereof, is exercised. No shares shall be issued until full payment therefor has been made. Common Stock used as payment shall have been owned by the optionee not less than six months preceding the date the option is exercised and shall be valued at it Fair Market Value.

     (b) Any option granted hereunder shall provide that a director may, at least six months prior to the first exercise by such director of an option, elect (which election shall be irrevocable and cover all options granted to the director hereunder) to provide for the satisfaction of all obligations of the Company and the optionee under all federal, state, local or other income tax withholding requirements applicable to the exercise of the option (i) by the Company's withholding shares of Common Stock from any transfer of shares of Common Stock to such director in connection with the exercise of an option or
(ii) by such director's transferring shares of Common Stock to the Company. Common Stock transferred to satisfy withholding obligations pursuant to the immediately preceding sentence shall have been owned by the optionee not less than six months preceding the date the option is exercised and shall be valued at its Fair Market Value.

13. MISCELLANEOUS PROVISIONS

     (a) The grant of stock options under the Plan shall not confer upon any director any of the rights of a shareholder until due exercise of the director's stock option and until the director shall have received a certificate or certificates therefor.

     (b) No option may be exercised with respect to a fractional share.

14. DURATION OF PLAN

     The Plan shall expire on the tenth anniversary of the earlier of approval of the Board or the stockholders of the Company unless earlier terminated, and no stock option shall be granted after expiration or termination but stock options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

15. SECTION 16(B) COMPLIANCE.

     It is the intention of the Company that the Plan shall comply in all respects with Rule 16b-3 under the 1934 Act and, if any Plan provision is later found not to be in compliance with Section 16 of the 1934 Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

16. EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of April 14, 1994 subject to approval thereof by not less than a majority of the shares of voting stock represented at a duly held meeting of stockholders of the Company.

                                                                      APPENDIX C

            LONE STAR INDUSTRIES, INC. EMPLOYEES STOCK PURCHASE PLAN

PURPOSES OF THE PLAN

     The purposes of the Plan are to provide eligible employees with an opportunity to become shareholders of Lone Star Industries, Inc. (the "Company"), and to assist them in their long-range savings program by building additional security for their financial needs, both before and after retirement. The Company will contribute an amount equal to 25% of its participating employees' actual payroll deductions and will absorb the cost of brokerage charges in connection with purchases made pursuant to the Plan. Participation in the Plan is entirely voluntary.

ELIGIBILITY

     All regular full-time salaried and non-salaried employees of the Company and of subsidiaries, except subsidiaries expressly excluded by action of the Board of Directors, who have attained their majority are eligible to participate in the Plan at their election. No employee, however, who is represented by a collective bargaining agent is eligible to participate unless such eligibility is specifically provided for by a collective bargaining agreement.

METHOD OF OPERATION

     The Company shall designate a brokerage firm which is a member of the New York Stock Exchange (the "Broker") to open and maintain an account in the name of each participant and to make purchases of shares of Lone Star Industries, Inc. common stock, par value $1 per share ("Common Stock"), on the New York Stock Exchange. Nothing in the Plan shall restrict the substitution by the Company in its discretion of a firm other than the one originally named as broker under the Plan, or the right of any such broker to terminate its services as broker under the Plan.

     The Company will pay the Broker's administrative charges for maintaining such accounts, and the brokerage commissions on purchases of securities made with amounts deducted from the pay of participating employees, with amounts contributed by the Company, and with reinvested dividends.

     The Company will deduct funds from each participant's pay as authorized and shall, as promptly as practicable, forward to the Broker the amounts deducted for all participants, the Company's 25% contribution, and a list of participants and the amount allocable to the account of each participant. Upon receipt thereof from the Company, the Broker will as promptly as practicable purchase on the New York Stock Exchange, as agent for the participants, as many shares of Common Stock as such funds will permit.

PAYROLL DEDUCTIONS

     Payroll deductions may be authorized by eligible employees in specified amounts not less than the greater of $10 per month or 2% of base pay and not in excess of 6% of base pay. Such payroll deduction authorizations will remain effective until terminated in writing by a participant, and will be in even multiples of $1.00. For the purpose of this provision, in the case of salaried employees, base pay shall mean the amount of monthly salary of the participant before deduction for taxes and before overtime or bonus or incentive payments. In the case of salesmen paid on a commission basis, base pay for any month shall mean the average of the commissions paid for the last three calendar years divided by twelve. For newly-hired commission salesmen, base pay for the purposes of the Plan shall be determined by local management, to be adjusted by said management in its discretion at the end of any calendar year and to be adjusted to conform to the three year formula upon completion of three calendar years of employment. In the case of non-salaried employees, base pay shall mean the result obtained as follows:

          Step 1--Multiply the number of hours worked in standard work week by the employee's hourly rate of pay;

          Step 2--Multiply the result of Step 1 by 52;

          Step 3--Divide the result of Step 2 by 12.

     The meaning of standard work week shall be determined by local management.

     The payroll deduction may be revised or terminated at any time by the employee's written request submitted to the Company. Commencement, revision or termination of deductions will become effective as soon as practicable after an employee's written request is received by the Company.

AMENDMENT OR TERMINATION

     The Company reserves the right to discontinue use of its payroll deduction facilities for this purpose at any time such action is deemed advisable in its judgment, and it also reserves the right to amend or discontinue the Plan at any time. Any such amendment or termination will not result in the forfeiture of any funds deducted from the salary of any participant or contributed by the Company on behalf of any participant, or of any share of Common Stock purchased for the participant, or of any dividends or other distribution in respect of shares of Common Stock, effective before the effective date of amendment or termination of the Plan.

PARTICIPANT'S ACCOUNT WITH THE BROKER

     The number of shares of Common Stock purchased by the Broker with funds of the Plan will depend upon the market price of Common Stock at the time such purchases are made. Such purchases will be allocated by the Broker, at the average cost thereof, to the individual accounts established for participants, in proportion to the respective amount received for each participant's account. Allocation will be made in full shares of Common Stock and in fractional interests in shares of Common Stock.

     All purchases will be made in accordance with certain conditions imposed upon the Broker by the Securities and Exchange Commission which are designed to guard against undue impact on the market price of Common Stock by reason of purchases made pursuant to the Plan.

     At the time of purchase each participant for whose account funds were received immediately will acquire full ownership of all shares of Common Stock purchased for the participant's account. All shares of Common Stock will be registered in the name of the Broker and will remain so registered until delivery is requested. A participant may request that a certificate for any or all of the participant's full shares be delivered to him at any time. Although a participant may not assign or hypothecate an interest in the Plan as such, upon purchase of shares of Common Stock under the Plan such shares may be sold, assigned, hypothecated or otherwise dealt with as would be the case with respect to any other shares of the Company a participant might own. No person has any right under the Plan to create any lien on any shares of Common Stock purchased under the Plan.

     A participant's account will be credited with all dividends paid in respect of the full shares of Common Stock and of any fractional interest in shares of Common Stock held in a participant's account. Cash dividends will be reinvested in Common Stock as promptly as practicable following receipt thereof by the Broker unless a participant instructs the Broker to the contrary. Brokerage commissions payable on purchases made with reinvested dividends will be paid by the Company.

     Any stock dividends or stock splits in respect of shares of Common Stock held in a participant's account will be credited to the account without charge. Any distribution to holders of Common Stock of other securities and rights to subscribe for additional shares will be sold and the proceeds will be handled in the same manner as a cash dividend.

     A participant may instruct the Broker at any time to sell any or all of the participant's full shares of Common Stock and the fractional interest in any shares of Common Stock allocable to the participant's account. Upon such sale the broker will mail to the participant a check for the proceeds, less a brokerage commission and any applicable transfer tax, each of which is payable by the participant. Such instruction to the Broker, or a request for delivery of certificates, will not affect a participant's status under the Plan unless the participant also terminates a payroll deduction authorization.

     Each participant will receive a confirmation from the Broker of changes in the amount of Common Stock held for the participant's account. The relationship between the Broker and a participant is the normal relationship of a broker and client, and the Company assumes no responsibility in this respect.

     The Broker will deliver to each participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its stockholders. The full shares of Common Stock in each participant's account will be voted in accordance with the participant's signed proxy instructions duly delivered to the Broker. There will be no charge to a participant for the Broker's retention or delivery of Common Stock certificates, or in connection with notices, proxies or other such material.

CLOSING PARTICIPANT'S ACCOUNT

     A participant who terminates a payroll deduction authorization may request the Broker to maintain or to close the participant's account. A participant may direct that all full shares of Common Stock and any fractional interest in shares of Common Stock in the participant's account be sold and the net proceeds remitted to the participant, or the participant may request that the full shares in the account be delivered to the participant along with a check representing the net proceeds of the sale of the fractional interest in shares, less a brokerage commission and any applicable transfer tax, each of which is payable by the participant. An employee may thereafter re-enter the Plan by following the procedure described above under the caption "Payroll Deduction".

                                     [LOGO]
                           LONE STAR INDUSTRIES, INC.
                             STAMFORD, CONNECTICUT

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints DAVID W. WALLACE, JOHN J. MARTIN and JOHN S. JOHNSON, and each of them, proxies, with full power of substitution, to vote with all powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Lone Star Industries, Inc. to be held June 9, 1994 at 10:00 a.m. at The Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, for each of the matters listed below and the transaction of such other business as may properly come before the meeting (including adjournments).

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5. ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

    Proposal 1--Election of Directors    / / FOR (except as withheld
below)    / / WITHHELD

ARTHUR B. NEWMAN, ALLEN E. PUCKETT AND DAVID W. WALLACE (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
________________________________________________________________________________

    Proposal 2--Approval of Management Stock Option Plan

/ / FOR               / / AGAINST               / / ABSTAIN

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    Proposal 3--Approval of Directors Stock Option Plan

/ / FOR               / / AGAINST               / / ABSTAIN

    Proposal 4--Approval of Employees Stock Purchase Plan

/ / FOR               / / AGAINST               / / ABSTAIN

    Proposal 5--Ratification of Appointment of Independent Auditors

/ / FOR               / / AGAINST               / / ABSTAIN

                      Dated:                                                   ,
                                         1994
                 _______________________________________________________________

                                                        Signature

                                         Please DATE Proxy, SIGN Proxy as your
                                         name appears at left and RETURN Proxy
                                         in the enclosed envelope. If acting as
                                         executor, administrator, trustee,
                                         guardian, etc., you should so indicate
                                         when signing. If the signer is a
                                         corporation, please sign the full
                                         corporate name, by duly authorized
                                         officer. If shares are held jointly,
                                         each stockholder named should sign.